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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the use of our report on Garden State Cablevision L.P. and to all references to our Firm included in or made part of Lenfest Communication, Inc.'s Form S-4 Registration Statement File No. 333-51589.



         /s/ Arthur Andersen LLP
         --------------------------------
         Philadelphia, Pennsylvania
         June 26, 1998